UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.02 Results of Operations and Financial Condition.

On March 12, 2008, Westwood One, Inc. (the “Company”) issued a press release announcing earnings for the full year and fourth quarter ended December 31, 2007. A copy of such press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Section 8 Other Events

Item 8.01 Other Events.

On March 10, 2008, the Company notified Gores Radio Holdings, LLC (together with certain related entities “Gores”), an equity managed by The Gores Group, LLC, that pursuant to the Purchase Agreement dated as of February 25, 2008 between the parties, that the Company was exercising its option to issue and sell to Gores, in a private placement, 7,142,857 shares of Company common stock at a price of $1.75 per share. It is anticipated such will close on or before March 24, 2008. A copy of the Purchase Agreement between the Company and Gores was filed with the SEC as an exhibit to the Company’s Form 8-K dated as of February 25, 2008.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit
No.	Description of Exhibit
99.1	Press Release, dated March 12, 2008, announcing earnings for the full year and fourth quarter ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: March 12, 2008	By:	/s/ David Hillman

Name: David Hillman
Title: CAO, EVP, Business Affairs,
General Counsel and Secretary

EXHIBIT INDEX

Current Report on Form 8-K
dated March 10, 2008

Westwood One, Inc.

Exhibit
No.	Description of Exhibit
99.1	Press Release, dated March 12, 2008, announcing earnings for the full year and fourth quarter ended December 31, 2007.